Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257535 on Form S-4 of GS Acquisition Holdings Corp II of our report dated September 3, 2021, relating to the financial statements of Mirion Technologies (TopCo), Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

September 3, 2021